HanesBrands
1000 East Hanes Mill Road
Winston-Salem, NC 27105
(336) 519-8080

news release
FOR IMMEDIATE RELEASE

News Media, contact:	Matt Hall, (336) 519-3386

Analysts and Investors, contact:	T.C. Robillard, (336) 519-2115

HANESBRANDS REAFFIRMS 2013 GUIDANCE IN CONJUNCTION WITH PRESENTATION AT GOLDMAN SACHS GLOBAL RETAILING CONFERENCE

Company also Updates Progress of Maidenform Brands Acquisition; Company Expects the Acquisition to Close by Oct. 8, 2013, Contingent Upon Maidenform Stockholder Approval

WINSTON-SALEM, N.C. (Sept. 10, 2013) – HanesBrands (NYSE:HBI), a leading marketer of everyday basic apparel under world-class brands, today announced that it is reaffirming its 2013 financial guidance in conjunction with investor meetings and a presentation and webcast Wednesday, Sept. 11, 2013, at the Goldman Sachs Global Retailing Conference.

Hanes reaffirmed its full-year 2013 guidance for sales of approximately $4.55 billion; operating profit of $550 million to $575 million; EPS of $3.50 to $3.65; and free cash flow of $450 million to $550 million. The company’s guidance does not reflect any potential contributions or impact from the acquisition of Maidenform Brands, Inc., which is expected to close in the fourth quarter.

“We continue to track to our expectations for significant margin expansion in 2013 with strong year-over-year growth for operating profit, EPS and cash flow,” Hanes Chairman and Chief Executive Officer Richard A. Noll said. “Back-to-school sales started softer than desired, as many retailers have announced, but we saw sell-through trends for our products improve in late August and early September. Our Innovate-to-Elevate platforms continue to succeed and are driving margin expansion.”

Noll and company Chief Financial Officer Richard D. Moss will meet with investors and make a presentation on Wednesday at the Goldman Sachs conference in New York City. The presentation, which will consist of five to 10 minutes of company remarks followed by a Goldman Sachs-moderated question-and-answer session, will be webcast live from 1:30 to 2:10 p.m. and will be accessible via the Hanes corporate website, www.hanes.com/investors.

The company anticipates taking questions at the conference regarding the progress of its proposed acquisition of Maidenform Brands (NYSE:MFB). Hanes announced July 24, 2013, that it had entered into a definitive agreement to acquire Maidenform Brands for $23.50 per share in an all-cash transaction valued at approximately $575 million on an enterprise-value basis.

HanesBrands Reaffirms 2013 Guidance in Conjunction with Presentation at
Goldman Sachs Global Retailing Conference – Page 2

The acquisition is expected to close by Tuesday, Oct. 8, 2013, pending approval by Maidenform stockholders voting at a special meeting on Thursday, Oct. 3, 2013, and satisfaction of other customary closing conditions.

The acquisition has already received regulatory clearance. Maidenform announced Aug. 28, 2013, that it had been notified by the Premerger Notification Office of the Federal Trade Commission of the early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

As previously communicated, Hanes expects the acquisition to be accretive to earnings per share in the first 12 months after closing and is projected to deliver full benefits within three years of more than $500 million in incremental annual sales, $0.60 in EPS, $80 million of operating profit, and $65 million of free cash flow.

“The acquisition of Maidenform would add to our momentum and true earnings power of our business,” Noll said. “A reasonable goal for 2014 EPS is in the low $4 range, including a potential 10- to 15-cent contribution from Maidenform.”

Note on Non-GAAP Terms and Definitions

Free cash flow is not a generally accepted accounting principle measure.

Free cash flow is defined as net cash from operating activities less net capital expenditures. Free cash flow may not be representative of the amount of residual cash flow that is available to the company for discretionary expenditures since it may not include deductions for mandatory debt-service requirements and other nondiscretionary expenditures. The company believes, however, that free cash flow is a useful measure of the cash-generating ability of the business relative to capital expenditures and financial performance. For 2013 guidance, net cash provided by operating activities is expected to be approximately $500 million to $600 million and net capital expenditures are expected to be approximately $50 million, resulting in expectations for non-GAAP free cash flow of approximately $450 million to $550 million.

Hanes has chosen to provide this measure to investors to enable additional analyses of past, present and future operating performance and as a supplemental means of evaluating company operations. Non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP and may be different from non-GAAP or other pro forma measures used by other companies.

Cautionary Statement Concerning Forward-Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “intend,” “anticipate,” “plan,” “continue” or similar expressions. In particular, among others, statements about 2013 guidance and the HanesBrands acquisition of Maidenform (the “acquisition”), including the expected impact on HanesBrands’ sales, earnings, operating profit and free cash flow, the anticipated funding

HanesBrands Reaffirms 2013 Guidance in Conjunction with Presentation at
Goldman Sachs Global Retailing Conference – Page 3

of the acquisition and the expected timing for closing the acquisition are forward-looking statements. Forward-looking statements inherently involve many risks and uncertainties that could cause actual results to differ materially from those projected in these statements. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management, expressed in good faith. However, there can be no assurance that the expectation or belief will result or will be achieved or accomplished, and actual results may differ materially from those contemplated by the forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward-looking statements, including, but not limited to our ability to achieve expected synergies and successfully complete the integration of Maidenform, events that could give rise to a termination of the merger agreement or failure to receive necessary approvals or funding for the acquisition, the outcome of any litigation related to the acquisition, and the level of expenses and other charges related to the acquisition and the funding thereof. For further information regarding the risks associated with HanesBrands’ and Maidenform’s businesses, please refer to their respective filings with the SEC and the proxy statement and other materials that have been filed with the SEC by Maidenform in connection with the acquisition. There can be no assurance that the acquisition will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the acquisition will be realized. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All forward-looking statements speak only as of the date hereof. We undertake no obligation to update or revise forward-looking statements that may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

Additional Information and Where to Find It

In connection with the acquisition, Maidenform has filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MAIDENFORM AND THE ACQUISITION. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Maidenform with the SEC may be obtained free of charge by contacting Maidenform’s investor relations department by telephone at (732) 621-2300 or via email at ir@maidenform.com. Maidenform’s filings with the SEC are also available for free on its website at ir.maidenform.com.

Participants in the Solicitation

Maidenform and its officers and directors and HanesBrands and its officers and directors may be deemed to be participants in the solicitation of proxies from Maidenform stockholders with respect to the acquisition. Information about Maidenform’s officers and directors and their ownership of Maidenform common shares is set forth in the definitive proxy statement filed with the SEC on Aug. 27, 2013, for the special meeting of Maidenform stockholders

HanesBrands Reaffirms 2013 Guidance in Conjunction with Presentation at
Goldman Sachs Global Retailing Conference – Page 4

to be held on Oct. 3, 2013, in connection with the acquisition. Information about HanesBrands’ officers and directors is set forth in the proxy statement for HanesBrands’ 2013 Annual Meeting of Stockholders, which was filed with the SEC on Feb. 21, 2013. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the acquisition by reading the definitive proxy statement regarding the acquisition that Maidenform filed with the SEC on Aug. 27, 2013, and other relevant documents regarding the merger.

HanesBrands

HanesBrands is a socially responsible leading marketer of everyday basic apparel under some of the world’s strongest apparel brands, including Hanes, Champion, Playtex, Bali, JMS/Just My Size, barely there, Wonderbra and Gear for Sports. The company sells T-shirts, bras, panties, men’s underwear, children’s underwear, socks, hosiery, and activewear produced in the company’s low-cost global supply chain. Ranked No. 512 on the Fortune 1000 list, Hanes has approximately 51,500 employees in more than 25 countries and takes pride in its strong reputation for ethical business practices. Hanes is a U.S. Environmental Protection Agency Energy Star 2013 and 2012 Sustained Excellence Award winner and 2010 and 2011 Partner of the Year. The company ranks No. 141 on Newsweek magazine’s list of Top 500 greenest U.S. companies. More information about the company and its corporate social responsibility initiatives, including environmental, social compliance and community improvement achievements, may be found on the Hanes corporate website at www.HanesBrands.com.

# # #